Exhibit 99.1

Aldeyra Therapeutics, Inc. Announces Proposed Public Offering of Common Stock

LEXINGTON, Mass., January 13, 2021 – Aldeyra Therapeutics, Inc. (Nasdaq: ALDX) (Aldeyra), a clinical-stage biotechnology company focused on the development of novel therapies with the potential to improve the lives of patients with immune-mediated diseases, today announced that it intends to offer and sell, subject to market and other conditions, shares of its common stock in an underwritten public offering. Aldeyra also expects to grant the underwriters a 30-day option to purchase up to an additional 15% of the amount of shares of common stock sold in the offering, at the public offering price, less the underwriting discounts and commissions. There can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering. All of the shares in the offering are to be sold by Aldeyra, with net proceeds to be used for the continued development of Aldeyra’s lead compound, reproxalap, and its other product candidates, as well as for working capital and other general corporate purposes.

Jefferies LLC and SVB Leerink LLC are acting as joint book-running managers for the offering.

The shares of common stock described above are being offered by Aldeyra pursuant to a shelf registration statement on Form S-3 previously filed with the Securities and Exchange Commission (SEC) and declared effective by the SEC on July 27, 2018. A preliminary prospectus supplement relating to and describing the terms of the offering will be filed with the SEC and will be available on the SEC’s web site at www.sec.gov. When available, copies of the preliminary prospectus supplement relating to these securities may also be obtained by sending a request to: Jefferies LLC, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, 2nd Floor, New York, New York 10022, by telephone at 877-821-7388 or by email at Prospectus_Department@Jefferies.com, or from SVB Leerink LLC, Attention: Syndicate Department, One Federal Street, 37th Floor, Boston, Massachusetts 02110, by telephone at 1-800-808-7525, ext. 6132, or by email at syndicate@svbleerink.com.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any of these securities, nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Aldeyra Therapeutics, Inc.

Aldeyra Therapeutics is a clinical-stage biotechnology company focused on the development of novel therapies with the potential to improve the lives of patients with immune-mediated diseases. Two of the company’s lead investigational compounds, reproxalap and ADX-629, target RASP (reactive aldehyde species), which are elevated in ocular and systemic inflammatory disease and result in cytokine release via activation of a broad array of inflammatory factors, including NF-kB, inflammasomes, and Scavenger Receptor A. Reproxalap is being evaluated in Phase 3 clinical trials in patients with dry eye disease and allergic conjunctivitis. The company’s clinical pipeline also includes ADX-2191, a dihydrofolate reductase inhibitor in Phase 3 testing for proliferative vitreoretinopathy, and ADX-1612, a chaperome inhibitor in development for COVID-19 and ovarian cancer.

Safe Harbor Statement

This release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, including but not limited to statements regarding the public offering and the anticipated use of the proceeds thereof. These forward-looking statements are subject to a number of risks, including the satisfaction of customary closing conditions related to the proposed public offering and the risk factors set forth from time to time in Aldeyra’s SEC filings, including but not limited to the risks that are described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Aldeyra’s Annual Report on Form 10-K for the year ended December 31, 2019 and Aldeyra’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2020 which are on file with the SEC and available on the SEC’s website at www.sec.gov. In addition to the risks described above and in Aldeyra’s other filings with the SEC, other unknown or unpredictable factors also could affect Aldeyra’s results. No forward-looking statements can be guaranteed and actual results may differ materially from such statements. The information in this release is provided only as of the date of this release, and Aldeyra undertakes no obligation to update any forward-looking statements contained in this release on account of new information, future events, or otherwise, except as required by law.

CONTACTS:

Corporate:

David McMullin

Aldeyra Therapeutics, Inc.

Tel: 781-761-4904 ext. 218

dmcmullin@aldeyra.com

Investor & Media:

Scott Solomon

Sharon Merrill Associates, Inc.

Tel: 617-542-5300

ALDX@investorrelations.com

Source: Aldeyra Therapeutics, Inc.